UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2012

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Nordion Amendment No. 2

On October 19, 2012, the registrant, Lantheus Medical Imaging, Inc. (the “Company”), entered into Amendment No. 2 (the “Amendment”), effective as of October 15, 2012, to the Molybdenum-99 Purchase & Supply Agreement, dated as of April 1, 2010 (as amended, the “Agreement”), between the Company and Nordion (Canada) Inc. (formerly known as MDS Nordion, a division of MDS (Canada) Inc.) (“Nordion”).  The Amendment extends the contract term of the Agreement from December 31, 2013 to December 31, 2015 and modifies the Company’s purchase requirements and supply fees.  The Agreement allows for termination upon the occurrence of certain events, including, but not limited to, certain cost increases experienced by Nordion (but in such event not earlier than October 1, 2014), failure to comply with material obligations by either party, bankruptcy of either party or force majeure events.

A copy of the press release announcing the Amendment is filed herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated October 22, 2012, announcing the Amendment of the Agreement between the Company and Nordion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

	By:	/s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Vice President and General Counsel

Date: October 22, 2012

EXHIBIT LIST

Exhibit Number	Description of Exhibit
99.1	Press Release, dated October 22, 2012, announcing the Amendment of the Agreement between the Company and Nordion